Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Neoprobe Corporation
Dublin, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81410, 333-05143, 333-119219, 333-130636, 333-130640, 333-153110, and 333-158323) of Neoprobe Corporation of our reports dated March 16, 2011, relating to the consolidated financial statements and the effectiveness of Neoprobe Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois
March 16, 2011